Exhibit (n)(1)(ii)

Schedule A

Funds and Authorized Classes of Shares

The Funds are authorized to issue those classes of shares representing interests in the Funds as denoted by an “X” in the following table:

	Investor II Class Shares	Daily Class Shares	Investor Class Shares	Trust Class Shares	Marsico Shares	Institutional Capital Shares	Liquidity Class Shares	Capital Class Shares	Institutional Class Shares	Adviser Class Shares
BofA California Tax-Exempt Reserves		X	X	X			X	X	X	X
BofA Cash Reserves	X	X	X	X	X	X	X	X	X	X
BofA Government Reserves	X	X	X	X		X	X	X	X	X
BofA Money Market Reserves				X		X	X	X	X	X
BofA Municipal Reserves		X	X	X		X	X	X	X	X
BofA New York Tax-Exempt Reserves			X	X				X	X
BofA Tax-Exempt Reserves		X	X	X		X	X	X	X	X
BofA Treasury Reserves	X	X	X	X		X	X	X	X	X
BofA Government Plus Reserves	X	X	X	X		X	X	X	X	X
BofA Connecticut Municipal Reserves			X	X				X

	Investor II Class Shares	Daily Class Shares	Investor Class Shares	Trust Class Shares	Marsico Shares	Institutional Capital Shares	Liquidity Class Shares	Capital Class Shares	Institutional Class Shares	Adviser Class Shares
BofA Massachusetts Municipal Reserves			X	X				X

Current as of the 18th day of July, 2012.